UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 27, 2007

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17521 (Commission File Number)	86-0619668 (I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
(602) 266-6700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 27, 2007, the Board of Directors (the “Board”) of Zila, Inc. (the “Company”) elected O.B. Parrish to serve as a director of the Company. The Board also appointed Mr. Parrish to serve on the Audit Committee of the Board.
     Mr. Parrish, 73, is the Chairman and Chief Executive Officer of the Female Health Company, the developer of the first female condom. In collaboration with the World Health Organization, the United Nations Joint Program on AIDS and other public sector groups, the FC Female Condom is distributed worldwide as part of HIV/AIDS prevention programs. Mr. Parrish is also the President of Phoenix Health Care of Illinois, Inc., a private company that invests in innovative healthcare opportunities. In addition, Mr. Parrish is the Chairman of Abiant, Inc. of Chicago, which provides proprietary neuroimaging technology to the pharmaceutical industry for use in selecting and developing new drugs.
     Earlier in his career, Mr. Parrish was the President of the Pharmaceutical Group of G.D. Searle in Chicago, where he was responsible for its global pharmaceutical business. Prior to joining Searle, Mr. Parrish was Executive Vice President of the International Division of Pfizer, Inc. in New York with responsibility for its pharmaceutical, animal health, consumer and chemical businesses in Canada, Latin America and Germany. During his service at Pfizer, Mr. Parrish also held the positions of Executive Vice President of Pfizer Pharmaceuticals, Division Manager and Vice President, Marketing of Pfizer Laboratories.
     Mr. Parrish holds a B.S. degree from Lawrence University and an M.B.A. from the University of Chicago. Mr. Parrish is also a trustee of Lawrence University.
     Mr. Parrish will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement relating to the 2006 annual meeting of stockholders. Under these arrangements, Mr. Parrish will receive an annual retainer of $10,000 for his service on the Board, $2,000 for each Board meeting attended in person, $1,000 for each Board meeting attended telephonically, $1,000 for each committee meeting attended in person or telephonically, and reimbursement of any expenses related to Board service. Mr. Parrish will also be eligible to receive grants of options under the Zila, Inc. 1997 Stock Award Plan, as amended and restated.
     Other than as described above, Mr. Parrish was not elected pursuant to any arrangement or understanding with any other person and is not a participant in any existing or proposed transaction with the Company.
     A copy of the press release announcing the election of Mr. Parrish is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 28, 2007, entitled “Zila Appoints O. B. Parrish to Its Board of Directors and Audit Committee”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 3, 2007

ZILA, INC.
/s/ Gary V. Klinefelter
By:	Gary V. Klinefelter
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 28, 2007, entitled “Zila Appoints O. B. Parrish to Its Board of Directors and Audit Committee”